EXHIBIT 4.6
FIRST BANCORP.
INCORPORATED UNDER THE LAWS OF THE COMMONWEALTH OF PUERTO RICO

400,000	FIXED RATE CUMULATIVE PERPETUAL PREFERRED STOCK, SERIES F (PAR VALUE $1.00 PER SHARE) (LIQUIDATION PREFERENCE $1,000.00 PER SHARE)
Certificate Number — FSPF 01
CUSIP — 3168TARP
THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF A BANK AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL AGENCY.
THE SECURITIES REPRESENTED BY THIS INSTRUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE TRANSFERRED, SOLD OR OTHERWISE DISPOSED OF EXCEPT WHILE A REGISTRATION STATEMENT RELATING THERETO IS IN EFFECT UNDER SUCH ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT OR SUCH LAWS. EACH PURCHASER OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT IS NOTIFIED THAT THE SELLER MAY BE RELYING ON THE EXEMPTION FROM SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER. ANY TRANSFEREE OF THE SECURITIES REPRESENTED BY THIS INSTRUMENT BY ITS ACCEPTANCE HEREOF (1) REPRESENTS THAT IT IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (2) AGREES THAT IT WILL NOT OFFER, SELL OR OTHERWISE TRANSFER THE SECURITIES REPRESENTED BY THIS INSTRUMENT EXCEPT (A) PURSUANT TO A REGISTRATION STATEMENT WHICH IS THEN EFFECTIVE UNDER THE SECURITIES ACT, (B) FOR SO LONG AS THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE ELIGIBLE FOR RESALE PURSUANT TO RULE 144A, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (C) TO THE ISSUER OR (D) PURSUANT TO ANY OTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND (3) AGREES THAT IT WILL GIVE TO EACH PERSON TO WHOM THE SECURITIES REPRESENTED BY THIS INSTRUMENT ARE TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND.
     First BanCorp., a corporation incorporated under the laws of the Commonwealth of Puerto Rico (the “Company”), hereby certifies that the United States Department of the Treasury (the “Holder”), is the registered owner of 400,000 fully paid and non-assessable shares of the Company’s designated Fixed Rate Cumulative Perpetual Preferred Stock, Series F, with a par value of $1 per share and a liquidation preference of $1,000 (the “ Preferred Stock”). Subject to the transfer restrictions on the face hereof, the shares of Preferred Stock are transferable on the books and records of the Registrar, in person or by a duly authorized attorney, upon surrender of this certificate duly endorsed and in proper form for transfer. The designations, rights, privileges, restrictions, preferences and other terms and provisions of the Preferred Stock represented hereby are and shall in all respects be subject to the provisions of the Certificate of Designation dated January 13, 2009 as the same may be amended from time to time (the “Certificate of Designation”). Capitalized terms used herein but not defined shall have the meaning given them in the Certificate of Designation. The Company shall provide a copy of the Certificate of Designation to a Holder without charge upon written request to the Company at its principal place of business.
     Upon receipt of this certificate, the Holder is bound by the Certificate of Designation and is entitled to the benefits thereunder.
Unless the Registrar has properly countersigned, these shares of Preferred Stock shall not be entitled to any benefit under the Certificate of Designation or be valid or obligatory for any purpose.
IN WITNESS WHEREOF, this certificate has been executed on behalf of the Company by its General Counsel this 16th day of January, 2009.

FIRST BANCORP.

By:
Name:	Lawrence Odell
Title:	EVP, General Counsel and Secretary
of the Board of Directors

By:

Name:	Luis Beauchamp
Title:	President and Chief Executive Officer

REGISTRAR’S COUNTERSIGNATURE
     These are shares of Preferred Stock referred to in the within-mentioned Certificate of Designation.
Dated:

THE BANK OF NEW YORK MELLON, as Registrar

By:
Name:
Title:

REVERSE OF CERTIFICATE
     Dividends on each share of Preferred Stock shall be payable as provided in the Certificate of Designation.
     The shares of Preferred Stock shall be convertible in the manner and in accordance with the terms set forth in the Certificate of Designation.
     The Company shall furnish without charge to each holder who so requests the powers, designations, preferences and relative, participating, optional or other special rights of each series of share capital issued by the Company and the qualifications, limitations or restrictions of such preferences and/or rights.

ASSIGNMENT
     FOR VALUE RECEIVED, the undersigned assigns and transfers the shares of Preferred Stock evidenced hereby to:

(Insert assignee’s social security or taxpayer identification number, if any)

(Insert address and zip code of assignee)
Date:
Signature:

(Sign exactly as your name appears on the other side of this Certificate)
SIGNATURE GUARANTEED
NOTICE: The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockbrokers, savings and loan associations, and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

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